Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors

Heartland Grain Fuels, L.P.

Aberdeen, South Dakota

We have audited the accompanying balance sheets of Heartland Grain Fuels, L.P., Aberdeen, South Dakota, as of December 31, 2005, 2004 and 2003, and the related statements of income, partners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Grain Fuels, L.P., Aberdeen, South Dakota, as of December 31, 2005, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

January 25, 2006

/s/ Gardiner Thomsen, P.C.

HEARTLAND GRAIN FUELS, L.P.

Aberdeen, South Dakota

BALANCE SHEETS

December 31, 2005, 2004 and 2003

ASSETS

	December 31, 2005	December 31, 2004	December 31, 2003

CURRENT ASSETS
Cash	$474,442	$3,675,841	$477,787
Receivables
Trade	670,687	371,572	1,171,825
Other	240,338	245,113	407,023
Inventories	809,698	968,264	709,022
Supplies	290,909	289,693	284,065
Prepaid Expenses	261,868	17,325	30,925
Total Current Assets	2,747,942	5,567,808	3,080,647

PROPERTY, PLANT AND EQUIPMENT
Land	96,441	96,441	96,441
Buildings	10,428,733	10,415,525	9,933,220
Process Equipment	19,116,532	18,835,747	18,218,164
Office Equipment	231,292	207,920	188,583
	29,872,998	29,555,633	28,436,408
Accumulated Depreciation	(16,478,179)	(14,749,407)	(12,889,340)
Undepreciated Cost	13,394,819	14,806,226	15,547,068
Construction in Process	6,209,291	—	797,167
Net Property, Plant and Equipment	19,604,110	14,806,226	16,344,235

OTHER ASSETS
Long-Term Receivables	526	1,767	—
Investment in Cooperatives	580,704	473,583	408,700
Critical Replacement Parts	555,846	548,242	543,288
Total Other Assets	1,137,076	1,023,592	951,988

TOTAL ASSETS	$23,489,128	$21,397,626	$20,376,870

LIABILITIES AND PARTNERS’ EQUITY

	December 31, 2005	December 31, 2004	December 31, 2003

CURRENT LIABILITIES
Current Maturities of Long-Term Debt	$2,405	$1,509,273	$858,607
Payables	2,034,598	1,093,164	1,149,002
Accrued Expenses
Property Taxes	235,865	231,637	251,362
Interest	33,568	41,470	43,406
Payroll	300,330	192,227	122,149
Total Current Liabilities	2,606,766	3,067,771	2,424,526

LONG-TERM LIABILITIES
Notes Payable – Net of Current Maturities	5,755,820	6,008,040	7,517,339

PARTNERS’ EQUITY
South Dakota Wheat Growers Association	7,245,313	5,901,904	4,998,160
Heartland Producers, LLC.	7,001,167	5,703,027	4,829,736
Aventine Renewable Energy, Inc.	756,327	616,091	521,750
Dakota Fuels, Inc.	123,735	100,793	85,359
Total Partners’ Equity	15,126,542	12,321,815	10,435,005

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$23,489,128	$21,397,626	$20,376,870

HEARTLAND GRAIN FUELS, L.P.

Aberdeen, South Dakota

STATEMENTS OF INCOME

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Sales
Ethanol	$31,995,848	$30,306,276	$25,781,426
By-Products	4,505,088	5,965,623	5,539,353
Total Sales	36,500,936	36,042,939	$31,320,779.00

Cost of Sales
Raw Materials	27,078,478	28,992,147	26,043,412
Utilities	874,758	879,041	824,185
Repairs & Maintenance	562,161	586,349	668,489
Lease	59,674	60,816	59,725
Personnel Costs	2,157,682	1,936,286	1,846,426
Depreciation	1,728,772	1,860,067	1,840,568
Interest	418,044	510,168	406,411
Insurance	228,246	330,053	344,864
Property Taxes	232,765	225,137	241,851
Permits and Fees	33,814	31,394	56,799
Advertising & Promotion	35,823	15,235	17,292
Other	42,917	35,204	107,876
Total Cost of Sales	33,453,134	35,461,897	32,457,898

Gross Income (Loss) on Sales	3,047,802	581,042	(1,137,119)

Other Income
State Incentives	676,153	1,081,856	1,608,530
CCC Bioenergy Payments	244	261,527	21,675
Interest	69,067	—	—
Other	19,704	23,600	7,342
Total Other Income	765,168	1,366,983	1,637,547

Total Gross Income	3,812,970	1,948,025	500,428

General & Administrative Expenses	147,725	147,948	175,338

Operating Net Income	3,665,245	1,800,077	325,090

Patronage Dividend Income	139,482	86,733	73,960

Net Income	$3,804,727	$1,886,810	$399,050

HEARTLAND GRAIN FUELS, L.P.

Aberdeen, South Dakota

STATEMENTS OF PARTNERS’ EQUITY

Years Ended December 31, 2005, 2004 and 2003

	South
	Dakota		Aventine
	Wheat	Heartland	Renewable	Dakota
	Growers	Producers,	Energy,	Fuels,
	Assoc.	LLC	Inc.	Inc.	Total
Balance – December 31, 2002	$4,807,022	$4,645,040	$501,798	$82,095	$10,035,955

Allocation of Income	191,138	184,696	19,952	3,264	399,050

Balance – December 31, 2003	4,998,160	4,829,736	521,750	85,359	10,435,005

Allocation of Income	903,744	873,291	94,341	15,434	1,886,810

Balance – December 31, 2004	5,901,904	5,703,027	616,091	100,793	12,321,815

Distribution to Partners	(478,980)	(462,840)	(50,000)	(8,180)	(1,000,000)
Allocation of Income	1,822,389	1,760,980	190,236	31,122	3,804,727

Balance – December 31, 2005	$7,245,313	$7,001,167	$756,327	$123,735	$15,126,542

HEARTLAND GRAIN FUELS, L.P.

Aberdeen, South Dakota

STATEMENTS OF CASH FLOWS

Year Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,804,727	$1,886,810	$399,050
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation	1,728,772	1,860,067	1,840,568
Patronage Dividends Received as Equity	(107,122)	(64,883)	(53,001)
Change in Assets and Liabilities
(Increase) Decrease in Receivables	(294,340)	962,163	(382,060)
(Increase) Decrease in Inventories	158,566	(259,242)	(59,603)
(Increase) Decrease in Supplies	(1,216)	(5,628)	23,680
(Increase) Decrease in Prepaid Expenses	(244,543)	13,600	78,945
Increase (Decrease) in Payables	941,434	(55,838)	(5,522)
Increase in Accrued Expenses	104,429	48,417	120,295
Net Cash Provided by Operating Activities	6,090,707	4,385,466	1,962,352

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for Property, Plant & Equipment	(6,526,655)	(322,058)	(335,001)
(Increase) Decrease in Long-Term Receivables	1,241	(1,767)	167
(Increase) Decrease in Other Assets	(7,604)	(4,954)	19,367
Net Cash Used in Investing Activities	(6,533,018)	(328,779)	(315,467)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Repayments of Line-of-Credit Agreement	—	—	(500,000)
Distributions of Partners’ Equity	(1,000,000)	—	—
Retirement of Long-Term Debt	(1,759,088)	(858,633)	(690,840)
Net Cash Used in Financing Activities	(2,759,088)	(858,633)	(1,190,840)

Net Increase (Decrease) in Cash	(3,201,399)	3,198,054	456,045
Cash – Beginning of the Year	3,675,841	477,787	21,742
Cash – End of Year	$474,442	$3,675,841	$477,787

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$425,946	$512,104	$391,767

Notes to Financial Statements

Note 1: Organization and Nature of Business

The Partnership is organized as a limited partnership under the laws of the state of Delaware.  The Partnership operates ethanol plants in Aberdeen and Huron, South Dakota with 22,000,000 gallon of production capability.  These plants process corn, which produces ethanol, to be sold for blending with gasoline, and by-products to be used in the manufacturing of feed.

Approximately 88% of the Partnership’s sales and other income were generated by ethanol and E-85 production and marketing and the remaining 12% were from by-product production and other miscellaneous income.

Note 2: Summary of Significant Accounting Policies

The significant accounting practices and policies are summarized below.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

FINANCIAL STATEMENT RECLASSIFICATION

For comparability, certain amounts in the prior year’s financial statements may have been reclassified, where appropriate, to conform with the current year’s financial statement presentation.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Bad debts are provided for on the reserve method based on historical experience and management’s evaluation of outstanding receivables at the end of the year.  No allowance for doubtful accounts were considered necessary for the years ended December 31, 2005, 2004 and 2003, respectively.

INVENTORY VALUATIONS

Raw material inventories are valued at the lower of cost (first-in, first-out method) or market price.  Work-in-process and finished goods inventories are valued at market price multiplied by their respective percentage of completion.

DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership has only limited involvement with derivative financial instruments and does not use them for trading purposes.  They are used to manage well-defined commodity price risks.  The Partnership may use futures, forward, option and swap contracts to reduce the market volatility of grain and finished products.  These contracts permit final settlement by delivery of the specified commodity.  Unrealized gains or losses are recognized in the valuation of the respective commodity’s ending inventory.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost.  Depreciation methods and estimated useful lives of assets are discussed in Note 6.

Maintenance and repairs are expensed as incurred. Expenditures for new facilities and those which increase the useful lives of the buildings and equipment are capitalized. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are recognized in earnings.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable.  When required, impairment losses on assets to be held or used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of their carrying amount or their fair value less selling costs.

ADVERTISING

The Partnership expenses advertising and promotion costs as they are incurred, which amounted to $35,823, $15,235 and $17,292 for the years ended December 31, 2005, 2004 and 2003, respectively.

ENVIRONMENTAL EXPENDITURES

Environmental compliance costs would include ongoing maintenance, monitoring and similar costs.  Such costs will be expensed as incurred.  Environmental remediation costs would be accrued, except to the extent costs can be capitalized, when environmental assessments and/or remedial efforts are probable, and the cost could be reasonably estimated.  Environmental costs which improve the condition of the property as compared to the condition when constructed or acquired and create future revenue generation are capitalized.

PATRONAGE DIVIDEND INCOME

Patronage dividend income from cooperatives is recognized as income in the year the Partnership receives formal notification from the distributing cooperative.

INCOME TAXES

The Partnership, as a limited partnership, is not subject to income taxes.  Income is taxed directly to its partners.

DISTRIBUTION OF NET INCOME (LOSS)

In accordance with the Partnership’s agreement of limited partnership, the Partnership will allocate net income (loss) and alcohol credits in accordance with their respective percentage interests.

Note 3: Significant Concentrations of Risk

CREDIT RISK - FINANCIAL INSTITUTIONS

The Partnership maintains cash balances with local and national financial institutions, which may at times exceed the $100,000 coverage by the U.S. Federal Deposit Insurance Corporation (FDIC).  At December 31, 2005, cash balances exceeded FDIC coverage by $989,977.

CREDIT RISK - RECEIVABLES

The Partnership issues credit to customers, substantially all of whom are ethanol wholesalers or E-85 retailers, under industry standard terms without collateral in most cases.

Note 4: Related Party Transactions

The Partnership has significant transactions with its limited partners and their affiliates for the years ended December 31, 2005, 2004 and 2003 which include:

a)              An agreement to purchase corn from a limited partner at their cost plus 10¢ per bushel (11¢ at the Huron facility).

b)             An agreement with a limited partner to market the total output of ethanol produced by the Aberdeen and Huron facilities.

c)              An agreement with a limited partner affiliate to market the total output of by-products produced by the Aberdeen and Huron facilities.

d)             Various purchases, services and financing arrangements.

Summary of Related Party Transactions	2005	2004	2003
Sales to – Ethanol	$31,230,024	$30,108,319	$25,779,532
Cost of Sales from – Materials & Services	17,148,773	21,165,129	17,676,160
Receivables – Due from	520,478	217,550	1,003,944
Payables – Due to	292,357	421,597	616,126
Notes Payable – Due to	5,750,000	—	—

Note 5: Inventory

The major components of inventory as of December 31, 2005, 2004 and 2003 were as follows:

	2005	2004	2003
Raw Materials	$86,661	$316,861	$231,704
Work in Process	354,300	59,298	239,303
Finished Goods	368,737	592,105	238,015
	$809,698	$968,264	$709,022

Note 6: Property, Plant and Equipment

Depreciation is computed over the estimated useful lives of the individual assets using the straight-line method. The estimated useful lives of depreciable assets is as follows:

Buildings	10-40 years
Process and Lab Equipment	5-20 years
Office Equipment	5-20 years

Depreciation expense for the years ended December 31, 2005, 2004 and 2003 amounted to $1,728,772, $1,860,067 and $1,840,568, respectively.

Construction in Process	Costs To Date	Budgeted Cost
2005
Huron Plant Expansion – 30,000,000 Gallon Capacity	$6,209,291	$17,480,545

2003
Aberdeen – Firewall & Water Tank	$154,223	$226,470
Huron – Plant Expansion	642,944	4,512,000
	$797,167	$4,738,470

Note 7: Investments in Cooperatives

Investments in cooperatives are recorded at cost, plus unredeemed patronage dividends received in the form of capital stock and other equities. Cooperative stocks normally are not transferable, thereby precluding any market value, but they may be used as collateral in securing loans. Any impairment of equities normally is not recognized by the Partnership until formal notification is received. Redemption of these equities is at the discretion of the various organizations. A substantial portion of the business of these cooperatives is dependent upon the agribusiness economic sector.

At December 31, 2005, 2004 and 2003, the Partnership had investments in cooperatives as follows:

	2005	2004	2003
CoBank, ACB	$452,829	$404,288	$353,305
Dakota Energy Cooperative	125,700	67,120	53,220
Country Hedging, Inc.	2,175	2,175	2,175
	$580,704	$473,583	$408,700

Note 8: Financing Arrangements

Financing arrangements at December 31, 2005, 2004 and 2003 were as follows:

	Interest	Balance
Lender	Rate	2005	2004	2003
Dakota Fuels, Inc.
Aberdeen, South Dakota
Term (RIA475T02-HGF)
$6,750,000 commitment, revolving term loan with a quarterly commitment reduction of $750,000 starting 09-01-11, with the balance due on 06-01-13	6.76%	$5,750,000	$—	$—

Term (RIA475T03-HGF)
$15,000,000 commitment, term loan with a quarterly payment of $750,000, starting 09-01-06, with with balance due on 06-01-11	7.61%*	—	—	—

CoBank, ACB
Omaha, Nebraska
Term (A475T02B) —
Revolving term loan with a quarterly commitment reduction of $375,000 starting 9-01-04, balance due 12-01-08	6.76%	—	7,500,000	8,250,000

Greater Huron Development Corporation
Huron, South Dakota
Federal Rural Develop. Program
Monthly payment of $4,374 includes interest, balance due 05-31-04	4.00%	—	—	21,653

Community Development Fund
Monthly payment of $230 includes interest, balance due 05-31-04	4.00%	—	—	1,139

Beadle County Community
Development Fund
Monthly payment of $7,098, includes interest, balance due 01-31-05	3.00%	—	7,053	90,674

Dakota Energy Cooperative
Huron, South Dakota
Purchase Agreement
Monthly payment of $185, with balance due 08-31-09	0.00%	8,225	10,260	12,480

US Bank
St. Paul, Minnesota
Commercial Note
$500,000 Commitment — ends 12-31-05	7.07%*	$—	$—	$—
		5,758,225	7,517,313	8,375,946
Less: Current Portion		2,405	1,509,273	858,607
Total Long-Term Liabilities		$5,755,820	$6,008,040	$7,517,339

*  Denotes continuously variable interest rate

The Partnership, in 2005, entered into an Administrative Agency Agreement with Dakota Fuels, Inc. and CoBank, ACB, where CoBank, ACB has been appointed as the administrative agent for the loan documents and security agreements with the Partnership.  CoBank, ACB has agreed to undertake the obligations as administrative agent for these loans.

The term note (RIA475T02-HGF) with Dakota Fuels, Inc. is a revolving term note that the Partnership may borrow against and repay at their discretion except for any portion of note principal with fixed interest rates.  The revolving term note has fixed interest rates on term debt ranging from 5.93% to 7.29% with a weighted average of 6.76%.  The current variable interest rate is 7.61%.

The term note (RIA475T03-HGF) commitment with Dakota Fuels, Inc. is available through 08-01-06 or such later date as authorized by the administrative agent.

The purchase agreement with Dakota Energy Cooperative is secured by a perfected security interest in Auto-Var Capacitor Banks purchased for the Huron facility.

The loans administered by the Greater Huron Development Corporation are secured with a security agreement under the Uniform Commercial Code covering specified equipment at the Huron Facility.

Term notes with Dakota Fuels, Inc. are secured by CoBank, ACB’s first mortgage lien covering real property owned by the Partnership, together with CoBank, ACB’s security agreement under the Uniform Commercial Code covering substantially all personal property owned by the Partnership, including receivables, inventories and equipment subject to perfected security interests.  The Partnership also has $452,829 of equity in CoBank, ACB at December 31, 2005, which is held as additional collateral.

Restrictive covenants on the loan agreements with Dakota Fuels, Inc. provide, among other things, (1) restrictions on incurring additional indebtedness, (2) restrictions on the ability to mortgage, pledge, assign or grant security interest in any assets to any other party, (3) minimum working capital balances of at least $3,500,000, except that in determining current assets, any available commitment not considered due in the next year may be included, (4) minimum net worth balances of at least $12,500,000, and (5) restrictions on scheduled payments made to lessors during each fiscal year.

The commercial note with US Bank is unsecured with a variable interest rate (2.5% plus current one month “LIBOR” rate). Total interest expense charged to operations amounted to $418,044, $510,168 and $406,411 for the years ended December 31, 2005, 2004 and 2003, respectively.

Aggregate annual maturities of the long-term debt outstanding at December 31, 2005 are as follows:

Maturity Date — Year Ending December 31,	Total Commitment	Unadvanced Commitment	Net Annual Maturities
2006	$1,502,405	$1,500,000	$2,405
2007	3,002,220	3,000,000	2,220
2008	3,002,220	3,000,000	2,220
2009	3,001,380	3,000,000	1,380
2010	3,000,000	3,000,000	—
2011 & Thereafter	8,250,000	2,500,000	5,750,000
	$21,758,225	$16,000,000	$5,758,225

Note 9: Pension Plans

The Partnership participates in the “Co-op Retirement Plan”, administered by the United Benefits Group, which is a multiple-employer defined benefit plan that is funded by contributions from employees and the Partnership.  The Partnership intends to participate in the plan indefinitely; however it may voluntarily discontinue the plan at anytime.  The plan, which has no funding deficiencies, used the aggregate cost method of valuation. Under this method, the normal cost is adjusted each year to reflect the experience under the plan, automatically spreading gains or losses over future years.  The relative position of each employer associated with the plan, with respect to the actuarial present value of accumulated benefits, is not determinable.

The Partnership made contributions and paid administration fees for the defined benefit retirement plans totaling $131,775, $135,535 and $132,817 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Partnership had a contributory defined benefit retirement plan which had been administrated by Mid-America Retirement Plan.  Effective on April 1, 2003 the Mid-America Retirement Plan dissolved and transferred all assets and obligations to the “Co-op Retirement Plan”.  As a result of this, the Partnership expensed the prepaid pension costs of $76,470 brought forward from the prior year.  The data necessary for the prepaid pension computation is no longer available.

The Partnership participates in a defined contribution thrift plan (401(k)).  Under the terms of the plan, qualifying employees may elect to contribute to the plan a percentage of their compensation, such contributed compensation may be partially matched by the Partnership, up to a maximum of 4%.  The Partnership contributed $45,305, $36,821 and $37,433 to the thrift plan for the years ended December 31, 2005, 2004 and 2003, respectively.

Note 10: Operating Leases

The Partnership has certain cancelable and non-cancelable operating leases and rental agreements on land and equipment of $60,174, $61,316 and $60,725 for the years ended December 31, 2005, 2004 and 2003, respectively.

The future required annual lease and rental payments are as follows:

2006	$31,526
2007	17,569
2008	500
2009	500
2010	500
2011 & Thereafter	43,500
$94,095

Note 11: Contingencies and Commitments

a)              The Partnership is subject to various federal and state regulations regarding the care, delivery and containment of products which the Partnership handles and has handled.  The Company is contingently liable for any associated costs which could arise from the handling, delivery and containment of these products.  These costs cannot be determined at present.  While resolution of any such costs in the future may have an effect on the Company’s financial results for a particular period, management believes any such future costs will not have a material adverse effect on the financial position of the Company as a whole.

b)             The Partnership is aware of initiatives by the EPA seeking to require best available control technology (BACT) on ethanol plants.  The EPA’s position is that ethanol plants are major sources of hazardous air pollutants based upon different test methods from the ones used when the ethanol plants initially obtained air permits.  Under this method, emissions exceed the allowed thresholds.  The EPA is currently reviewing South Dakota ethanol plants.  The EPA has imposed penalties and required BACT installed on ethanol plants in other states.  The EPA and South Dakota DENR have yet to determine what, if any, control technology will be required and whether any enforcement action will commence.